As filed with the Securities and Exchange Commission on May 10, 2005


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                              THE SOUTHERN COMPANY
             (Exact name of registrant as specified in its charter)


               Delaware                                   58-0690070
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

             270 Peachtree Street, N.W.                           30303
                  Atlanta, Georgia                             (Zip Code)
      (Address of principal executive offices)

                   THE SOUTHERN COMPANY EMPLOYEE SAVINGS PLAN
                            (Full title of the plan)

                             G. EDISON HOLLAND, Jr.
        Executive Vice President, General Counsel and Corporate Secretary
                              THE SOUTHERN COMPANY
                           270 Peachtree Street, N.W.
                             Atlanta, Georgia 30303
                     (Name and address of agent for service)
                                 (404) 506-5000
          (Telephone number, including area code, of agent for service)

            The Commission is requested to mail signed copies of all
                     orders, notices and communications to:

                   THOMAS A. FANNING                        MELISSA K. CAEN
       Executive Vice President, Chief Financial         TROUTMAN SANDERS LLP
                 Officer and Treasurer               600 Peachtree Street, N.E.
                  THE SOUTHERN COMPANY                       Suite 5200
               270 Peachtree Street, N.W.         Atlanta, Georgia 30308-2216
                 Atlanta, Georgia 30303

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================

                                                Proposed                Proposed
Title of Each Class             Amount           Maximum                 Maximum                 Amount of
  of Securities                 to be         Aggregate Price         Aggregate                Registration
to be Registered             Registered (1)     Per Unit (2)          Offering Price (2)             Fee
------------------------------------------------------------------------------------------------------------------------

 Common Stock, par        20,000,000 shares        $32.96               $659,200,000                $77,588
 value $5 per share
=========================================================================================================================

         (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         (2) Pursuant to Rule 457(h)(1), these figures are based upon the average of the high and low prices paid for a share of the Company's Common Stock on May 9, 2005, as reported in the New York Stock Exchange consolidated reporting system, and are used solely for the purpose of calculating the registration fee.

         The documents constituting the prospectus herein contain the information required by Rule 429 of the Commission under the Securities Act of 1933 with respect to 8,944,102 shares of Common Stock of the Company remaining unsold under Registration Statement No. 333-110559.

PART II    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The documents listed below are incorporated by reference in this registration statement; and all documents subsequently filed by The Southern Company ("SOUTHERN" or the "registrant") or The Southern Company Employee Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

           (a)    (1)  The registrant's Annual Report on Form 10-K for
                       the year ended December 31, 2004.
                  (2) The Plan's Annual Report on Form 11-K for the year ended December 31, 2003.

           (b)    (1)  The registrant's  Current Reports on Form 8-K dated
                       February 15, 2005, February 16, 2005, February 21, 2005, March 25, 2005 and May 5, 2005.
                  (2) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

           (c) The description of the registrant's common stock contained in Registration No. 333-64871 filed under the Securities Act of 1933.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           None.

Item 6.    Indemnification of Directors and Officers.

         Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         The By-Laws of SOUTHERN provide in substance that no present or future director or officer of SOUTHERN shall be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by order issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating SOUTHERN or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendment to any thereof. In the event that such provisions are found by a court not to constitute a valid defense, each such director and officer shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in such By-Laws described.

         The By-Laws of SOUTHERN also provide in pertinent part as follows:

                  "Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

                  Expenses (including attorneys' fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation."

         SOUTHERN has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

           Exhibit
           Number

           4.1 - Composite Certificate of Incorporation of SOUTHERN reflecting all amendments through January 5, 1994. Designated in Registration No. 33-3546 as Exhibit 4(a), in Certificate of Notification, File No. 70-7341, as Exhibit A and in Certificate of Notification, File No. 70-8181, as Exhibit A).

           4.2 - Bylaws of SOUTHERN as amended effective February 17, 2003 and presently in effect. (Designated in Form 10-Q for the quarter ended June 30, 2003, File No. 70-8181, as Exhibit 3(a)(1)).

           4.3 - The Southern Company Employee Savings Plan, Amended nd Restated effective January 1, 2002 and Amendments One through Five thereto. (Designated in Form 10-K for the year ended December 31, 2001, File No. 1-3526, as Exhibit 10(a)52, in Registration No. 333- 96883 as Exhibit 4(d) and in Form 10-Q for the quarter ended September 30, 2003, File No. 1-3526, as
                  Exhibit 10(a)(1)).

           4.4 - Trust Agreement between Southern Company Services, Inc. and Merrill Lynch Trust Company of Florida, as Trustee under the Plan. (Designated in Registration No. 333-96883 as Exhibit 4(e)).
                                      II-3

           5.1  - Opinion of Troutman Sanders LLP, counsel to SOUTHERN.

           5.2 - Internal Revenue Service determination letters dated March 5, 1996, June 10, 1996, February 24, 2000 and January 31,
                  2003. (Designated in Form 11-K for the year ended December 31, 1995, File No. 1-3526, as Exhibit B, in Registration
                  No. 333-96883 as Exhibit 5(c) and in Registration No. 333-110559 as Exhibit 5.3).

           23.1 - The consent  of  Troutman  Sanders  LLP is  contained  in
                  Exhibit 5.1.

           23.2 - Consent of Deloitte & Touche LLP.

           24   - Powers of Attorney and resolution.

             Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

Item 9.    Undertakings.

         (a) Undertaking related to Rule 415 offering:

             The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To  reflect in the prospectus any  facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     Provided, however, that paragraphs(a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form
         S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Undertaking relating to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

                     The undersigned registrant hereby undertakes that,
             for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Undertaking relating to filing of registration statement on Form
S-8:

                     Insofar as indemnification for liabilities arising
             under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 10, 2005.

                                     THE SOUTHERN COMPANY

                                     By: David M. Ratcliffe
                                          Chairman of the Board, President and
                                          Chief Executive Officer


                                     By: /s/Wayne Boston
                                            Wayne Boston
                                           Attorney-in-Fact

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

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SIGNATURE                            TITLE                                                         DATE
---------                            -----                                                          ----

David M. Ratcliffe                  Director, Chairman of the Board,
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)


Thomas A. Fanning                   Executive Vice President, Chief Financial
                                    Officer and Treasurer (Principal Financial
                                    Officer)

W. Dean Hudson                      Comptroller and Chief Accounting Officer
                                    (Principal Accounting Officer)


Dorrit J. Bern                      )
Francis S. Blake                    )
Thomas F. Chapman                   )
Bruce S. Gordon                     )       Directors
Donald M. James                     )
Zack T. Pate                        )
J. Neal Purcell                     )
Gerald J. St. Pe                    )

By:  /s/Wayne Boston                                         May 10, 2005
      Wayne Boston
      Attorney-in-Fact

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 10, 2005.


                                  THE SOUTHERN COMPANY EMPLOYEE SAVINGS PLAN


                                  By:   /s/ Robert A. Bell_
                                            Robert A. Bell
                                            Vice President
                                            Member of the Employee Savings Plan
                                            Committee